SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



       Date of Report (date of earliest event reported) December 14, 1999


                        LASER MASTER INTERNATIONAL, INC.
                        --------------------------------
             (Exact name of Registrant as specified in its Charter)



                                    New York
                                    --------
                 (State or other jurisdiction of incorporation)



   2-76262-NY                                            11-2564587
   ----------                                            ----------
Commission File No.                        I.R.S. Employer Identification Number


                      1000 First Street, Harrison, NJ      07029
                      -------------------------------      ------
                 Address of principal executive Office    Zip Code


                                 (973) 482-7200
                                 --------------
               Registrant's telephone number, including area code

ITEM 5.  OTHER EVENTS


         The Board of Directors of the Registrant (the "Company"),on December 14, 1999, announced that it had resolved to re-purchase up to $500,000 of the Company's Common Stock, subject to all applicable Securities and Exchange Commission and NASDAQ Regulations with respect to the re-purchase of Common Stock of the Company.
         In that regard, the Company issued a Press Release concerning its intent to repurchase its shares. Annexed, as Exhibit 1, is a copy of the Press Release.
         The shares repurchased by the Company may be used by the Company for Employee Stock Options and/or Stock Option Plans, or Treasury Stock.

                                    EXHIBITS
         1.       Copy of Press Release.

                                   SIGNATURES
         Pursuant to the requirements of the SEC Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:            Harrison, New Jersey
                  December 24, 1999

                                           LASER MASTER INTERNATIONAL, INC.
                                           (Registrant)


                                           /s/ Mendel Klein
                                           ----------------
                                           MENDEL KLEIN

Laser Master International, Inc. Announces Plans to Repurchase Stock

Harrison, N.J. (BUSINESS WIRE) - December 13, 1999 - Laser Master International Inc. (NASDAQ: BB, LMTI) today announced that it's Board of Directors has approved the repurchase of up to $500,000 of the Company's outstanding common stock. The plan, will allow Laser Master to use available cash to buy back its shares in open market transactions from time to time, subject to price and market conditions. The Board authorized the plan to be effective for a period of six months.

"We believe the decision to begin the share repurchase program will benefit our shareholders and employees," said Laser Master President, Abraham Klein. "We have sufficient cash to acquire our shares without affecting the Company's financial strength, and we view this program as a confirmation of our belief in the long term value of the Company."

Shares repurchased by the Company may be used for the issuance of shares under the Laser Master employee stock option and stock purchase plans, Klein said.

This release contains forward looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents files by LMTI with the U.S. Securities and Exchange Commission.

Contact:

Laser Master International Inc.

Stephen Strauhs, Investor Contact, 914-359-4104